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Exhibit 99.1

PERFICIENT, INC.

        The undersigned hereby appoints John T. McDonald, with full power of substitution, as proxy for the undersigned, to attend the Special Meeting of stockholders of Perficient, Inc. ("Perficient"), to be held at [                    ] on [                    ], 2002, at 10:00 a.m., central time, or any adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. To approve the issuance of up to 2,092,287 shares of Perficient common stock in connection with the acquisition of Primary Webworks, Inc. d/b/a Vertecon, Inc. through a merger of Vertecon with and into Perficient Vertecon, Inc., a wholly-owned subsidiary of Perficient.

FOR    AGAINST    ABSTAIN

2. To approve the issuance of up to 2,216,255 shares of Perficient common stock in connection with the acquisition of Javelin Solutions, Inc. through a merger of Javelin with and into Perficient Javelin, Inc., a wholly-owned subsidiary of Perficient (the consummation of the Javelin Merger is conditioned upon the closing of the Vertecon Merger).

FOR    AGAINST    ABSTAIN

3. To approve the issuance of up to 2,976,000 shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock and the exercise of Common Stock Purchase Warrants.

FOR    AGAINST    ABSTAIN

4. To approve an amendment to the Perficient 1999 Stock Option/Stock Issuance Plan to increase the number of shares of Perficient common stock authorized for issuance under the plan to 4,346,085 shares.

FOR    AGAINST    ABSTAIN

5. Approval of such other matters that come before the Special Meeting of stockholders, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

                The Proxy will vote as specified herein or, if a choice is not specified, he will vote "For" the proposals set forth in Items 1, 2, 3 and 4.

                This Proxy is solicited by the Board of Directors of Perficient.

Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated [ ], 2002 is hereby acknowledged:
Dated	, 2002

(Signature)

(Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity).

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  Exhibit 99.1
PERFICIENT, INC.
  FOR AGAINST ABSTAIN
  FOR AGAINST ABSTAIN
  FOR AGAINST ABSTAIN
  FOR AGAINST ABSTAIN